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                                                                  EXHIBIT 3.(ii)


                                    BY-LAWS
                                       OF
                         INLAND STEEL INDUSTRIES, INC.
                  (AS AMENDED TO AND INCLUDING JULY 26, 1995)



                                   ARTICLE I

                                    OFFICES

        Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

        Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors.

        Section 2. Annual Meetings; Nomination of Directors. An annual meeting of stockholders shall be held for the purpose of electing Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws. The date of the annual meeting shall be the fourth Wednesday of May each year or such other date as may be determined by the Board of Directors.

        To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety days nor more than one hundred fifteen days prior to the meeting; provided, however, that in the event that less than one-hundred five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.
A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
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(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of the stockholder proposing such business,
(iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

        Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2, provided, however, that nothing in this Article II, Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

        The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II,
Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the Corporation at the annual meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this
Article II, Section 2. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than one hundred fifteen days prior to the meeting; provided, however, that in the event that less than one-hundred five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the

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stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board, Vice Chairman of the Board, the President or the Board of Directors and shall be called by the Secretary at the direction of the Chairman of the Board, Vice Chairman of the Board, the President or the Board of Directors.

         Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall, unless otherwise required by law, be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be delivered to a stockholder when deposited in the United States mail in a sealed envelope addressed to the stockholder at his or her address as it appears on the records of the Corporation with postage thereon paid.

         Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned

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meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 6. Voting. At all meetings of the stockholders, each holder of record on the record date for the meeting shall be entitled to vote as set forth in the Corporation's Certificate of Incorporation (including any Certificates of Designations) or as otherwise required by law, in person or by proxy, the shares of voting stock owned of record by such stockholder on the record date. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock entitled to be voted present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. If the Certificate of Incorporation provides for more or less than one vote for any share of stock, on any matter, every reference in the Certificate of Incorporation or these By-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

                                  ARTICLE III

                                   DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 2. Number, Qualification and Tenure. Prior to the first annual meeting of stockholders, the Board of Directors shall consist of not fewer than three (3) Directors nor more than eighteen (18) Directors. Thereafter, the Board of Directors shall consist of not fewer than ten (10) Directors nor more than eighteen (18) Directors. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders. Except as provided in Article III, Section 3 of these By-laws, the Directors shall designate from among their number a Chairman of the Board, who shall preside at all meetings of the stockholders and of the Board of Directors of the Corporation and who, if he or she is an employee of the Corporation, shall exercise all of the powers and duties conferred on the Chairman of the Board by the provisions of these By-Laws.
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If the person selected by the Directors as the Chairman of the Board is not, or
ceases to be, an employee of the Corporation, then, notwithstanding any other provision of these By-Laws to the contrary, he or she shall exercise only such powers and duties conferred on the Chairman of the Board by these By-Laws as the Directors shall determine by resolution duly adopted and any other powers and duties, including those of chief executive officer of the Corporation, shall be exercised by the President of the Corporation.

         Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office (even if less than a quorum), and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

         Immediately upon the Chairman of the Board's death, physical or mental incapacity, or other inability to act (other than due to absence for a brief and identifiable period), the Chairman of the committee responsible for recommending candidates to fill vacancies on the Board of Directors of the Corporation (the "Nominating Committee Chairman") shall assume the position of Chairman of the Board and responsibility for performing all functions, authorities and duties thereof, and shall serve in such capacity until his or her successor is duly elected and qualified pursuant to Article III, Section 2 and any other applicable provision of these By-laws or until his or her earlier resignation or removal. The Nominating Committee Chairman shall have sole discretion to determine, at any time and from time to time, whether the Chairman of the Board is physically or mentally incapacitated, otherwise unable to act, or absent for other than a brief and identifiable period and shall, immediately upon making such a determination or learning of the death of the Chairman of the Board, notify each member of the Board of Directors and each officer of the Corporation of the relevant facts and circumstances.

         Section 4. Place of Meetings. The Board of Directors may hold meetings, whether regular or special, within or without the State of Delaware.

         Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

         Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board, any five Directors or the President. Special meetings
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shall be called by the Secretary on the written request of any Director.
Notice of special meetings shall be given at least one day before any such meeting.

         Section 7. Quorum. At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the Vice Chairman of the Board, if any, or if the Vice Chairman of the Board is not present, the President or, in the absence of the President, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

         Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not fewer than five (5) and not more than nine (9) Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee (so long as the aggregate number of members of the Executive Committee does not exceed nine (9)) to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

         Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors, but subject always to the final control of the Board of Directors except where rights of third parties have
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intervened.  The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

         Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the Chairman of the Executive Committee or any two (2) members of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure. Notice of Executive Committee meetings shall be given at least one day before such meetings.

         Section 10. Finance and Retirement Committee. The Board of Directors may, annually, by resolution passed by a majority of the whole Board of Directors, designate not fewer than four (4) and not more than eleven (11) Directors to constitute a Finance and Retirement Committee. Such designation may be made either at the first meeting of the Board of Directors held after each annual meeting of the stockholders of the Corporation, or at any subsequent regular or special meeting of the Board of Directors. Vacancies in the Finance and Retirement Committee may be filled, or additional members of the Finance and Retirement Committee (so long as the aggregate number of the Finance and Retirement Committee does not exceed eleven (11)) may be designated, at any meeting of the Board of Directors. Each member of the Finance and Retirement Committee shall hold office until his or her successor shall have been duly elected, or until his or her death, or until he or she shall resign or shall have been removed. Any member of the Finance and Retirement Committee may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby.

         The Finance and Retirement Committee, from time to time, shall consider the fiscal affairs of the Corporation and make recommendations with respect thereto to the Board of Directors and the Executive Committee. The Finance and Retirement Committee shall also administer and act with respect to pension or retirement plans and trusts of the Corporation and such other matters as shall from time to time be specified in resolutions passed by a majority of the whole Board of Directors, subject, however, to any conditions and provisions set forth in such resolutions. The Pension and Retirement Committee is designated as the Pension Plan Retirement Committee.

         The Finance and Retirement Committee shall meet at the call of the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Finance and Retirement Committee, or any two (2)
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members of the Finance and Retirement Committee.  Three (3) members of the
Finance Committee shall constitute a quorum. The Finance and Retirement Committee shall keep a record of its acts and pro-ceedings and all actions of the Finance Committee shall be reported to the Board of Directors at its next regular meeting, and the minute books of the Finance and Retirement Committee shall be open to the inspection of any Directors.

         Section 11. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

         Section 12. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 13. Attendance by Telephone. Members of the Board of Directors, or of any committee, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
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         Section 14.      Compensation.  The Board of Directors shall have the
authority to fix the compensation of Directors, which may include reimbursement of their expenses, if any, of attendance of each meeting of the Board of Directors or of a committee.

         Section 15. Honorary Directors. Any person who has at any time been chief executive officer of the Corporation (or of Inland Steel Company prior to May 1, 1986), may, after retirement or resignation from the Board of Directors (or having retired or resigned from the Board of Directors of Inland Steel Company), be appointed by the Board of Directors as an Honorary Director for one or more year terms. Honorary Directors shall serve in an advisory capacity to the Board of Directors, shall have no vote and shall not be considered as Directors for the purposes of determining a quorum. Honorary Directors shall be reimbursed for their expenses in attending meetings of the Board of Directors. Any Honorary Director who is not at the time otherwise regularly employed by the Corporation or any subsidiary shall receive such fees (which may include reimbursement of expenses, if any) for attendance at each meeting of the Board of Directors as may be fixed from time to time by the Board of Directors, but shall not receive any other director's fees or any other compensation for his or her services.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, a Treasurer, a General Counsel and a Controller. The Board of Directors may also elect a Chairman of the Board, a Vice Chairman, one or more Assistants to the Chairman, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

         Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

         Section 3.       Chairman of the Board.  Subject to the provisions of
Article III, Section 2 of these By-Laws, the Chairman of the Board, when elected, shall be the Chief Executive Officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and
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duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

         Section 4. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the case of absence of the Chairman of the Board for any brief and identifiable period, have and exercise the powers and duties of the Chairman of the Board. He or she shall have such other duties and powers as may be assigned to him by the Board of Directors, the Executive Committee or the Chairman of the Board.

         Section 5. President. During any period when there shall be a Chairman of the Board, the President shall be the Chief Operating Officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any period when there shall not be a Chairman of the Board or Vice Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and, as such, shall have the functions, authority and duties provided for the office of Chairman of the Board.

         Section 6. Executive and Senior Vice Presidents. Each Executive Vice President shall have such duties and powers as may be assigned to him or her by the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, or the President. An Executive Vice President, designated by the Board of Directors, shall (in the event of absence, death or other inability to act of the President) have and exercise the powers and duties of the President.

         Each Senior Vice President shall have such duties and powers as may be assigned to him or her by the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board or the President.

         Section 7. Vice Presidents. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President or the Executive Committee.

         Section 8. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, Finance Committee and Executive Committee, and shall perform like duties for any other standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President, or the Executive Committee. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested
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by the signature of the Secretary or an Assistant Secretary.  The Board of
Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

         Section 9. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or failure to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

         Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Executive Committee. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, keeping proper records of such disbursements, and shall render to the Chairman of the Board, Vice Chairman of the Board, the Chairman of the Executive Committee, the Chairman of the Finance Committee, the President, the officer designated by the Board of Directors as Chief Financial Officer, if any, and the Board of Directors, the Executive Committee and the Finance Committee at their regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

         Section 11. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

         Section 12. Assistant to the Chairman. The Assistant to the Chairman of the Board shall have and exercise such powers and duties as may be assigned to him or her by the Chairman of the Board.
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         Section 13.      General Counsel.  The General Counsel shall be
responsible for the legal affairs of the Corporation and shall have such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Vice Chairman of the Board, the President, the Board of Directors or the Executive Committee.

         Section 14. Controller. The Controller shall be the chief accounting officer of the Corporation. He or she shall, when proper, approve all bills for purchases, payrolls, and similar instruments providing for disbursement of money by the Corporation, for payment by the Treasurer. He or she shall be in charge of and maintain books of account and accounting records of the Corporation. He or she shall perform such other acts as are usually performed by a Controller of a corporation. He or she shall render to the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the Chairman of the Finance Committee, the President, the Chief Financial Officer, the Board of Directors, the Executive Committee and the Finance Committee, such reports as any thereof may require.

         Section 15. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President or the Executive Committee.

         Section 16. Surety Bonds. The Board of Directors or Executive Committee may by resolution, require any officers of the Corporation to give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors or Executive Committee shall determine, the expense of which shall be paid by the Corporation.

                                   ARTICLE V

                             CERTIFICATES OF STOCK

         Section 1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. The signatures of the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

         Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

         Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his or her legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is, was or had agreed to become a director of the Corporation or is, was or had agreed to become an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, that except as explicitly provided herein, prior to a Change in Control, as defined herein, a person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person against the Corporation or any director, officer, employee or agent of the Corporation shall not be entitled thereto unless the Corporation has joined in or consented to such proceeding (or part thereof). For purposes of this Article, a "Change in Control of the Corporation" shall be deemed to have occurred if (i) any "Person" (as is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes (except in a transaction approved in advance by the Board of Directors of the Corporation) the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         Any indemnification under this Section 1 (unless ordered by a court) shall be paid by the Corporation unless within 60 days of such request for indemnification a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Corporation) in a written opinion or (iii) by the stockholders, that indemnification of such person is not proper under the circumstances because such person has not met the necessary standard of conduct under Delaware law; provided, however, that following a Change in Control of the Corporation, with respect to all matters thereafter arising out of acts, omissions or events prior to the Change in Control of the Corporation concerning the rights of any person seeking indemnification under this Section 1, such determination shall be made by special independent counsel selected by such person and approved by the Corporation (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the Corporation or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Corporation (whether or not they were affiliates when services were so performed) ("Independent Counsel"). Unless such person has theretofore selected Independent Counsel pursuant to this Section 1 and such Independent Counsel has been approved by the Corporation, legal counsel approved by a resolution or resolutions of the Board of Directors prior to a Change in Control of the Corporation shall be deemed to have been approved by the Corporation as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the Corporation and such person to such effect. The Corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Article or its engagement pursuant hereto.

         Section 2. Expenses. Expenses, including attorneys' fees, incurred by a person referred to in Section 1 of this Article in defending or otherwise being involved in a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

         Section 3.       Right of Claimant to Bring Suit.  If a claim under
Section 1 hereof is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation or if expenses pursuant to
Section 2 hereof have not been advanced within 10 days after a written request for such advancement accompanied by the Undertaking has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. (If the claimant is successful, in whole or in part, in such suit or any other suit to enforce a right for expenses or indemnification against the Corporation or any other party under any other agreement, such claimant shall also be entitled to be paid the reasonable expense of prosecuting such claim.) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. After a Change in Control, the burden of proving such defense shall be on the Corporation, and any determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met the applicable standard of conduct required under the

DGCL shall not be a defense to the action nor create a presumption that claimant had not met such applicable standard of conduct.

         Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

         Section 5. Insurance. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.

         Section 6. Enforceability. The provisions of this Article shall be applicable to all proceedings commenced after its adoption, whether such arise out of events, acts, omissions or circumstances which occurred or existed prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to grant each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder rights against the Corporation to enforce the provisions of this Article, and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts, omissions, circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

         Section 7. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         Section 2. Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VIII

                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.